American Funds U.S. Government Money Market Fund 333 South Hope Street Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Executive Vice President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of American Funds U.S. Government Money Market Fund (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended September 30, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS U.S. GOVERNMENT MONEY MARKET FUND	AMERICAN FUNDS U.S. GOVERNMENT MONEY MARKET FUND

_/s/ Kristine M. Nishiyama_____________________	__/s/ Brian C. Janssen_________________
Kristine M. Nishiyama, Executive Vice President	Brian C. Janssen, Treasurer

Date: November 30, 2020	Date: November 30, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS U.S. GOVERNMENT MONEY MARKET FUND and will be retained by AMERICAN FUNDS U.S. GOVERNMENT MONEY MARKET FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.